Exhibit 10.5.2

Form of Amendment Agreement to Exclusive Technology and Consulting Service Agreement

This Amendment Agreement (this “Agreement”) has been executed by and among the following parties on [     ] in Beijing, People’s Republic of China (“China”):

(1)                      Beijing Bona New World Media Technology Co., Ltd. (“Party A”)

Address: Room C2011, Floor 20, No.18, Zhongguancun East Road, Haidian District, Beijing

Legal Representative: Yu Dong

(2)                      [Affiliated Consolidated Entity] (“Party B”)

Address: [        ]

Legal Representative: [        ]

(For the purpose of this Agreement, the parties aforementioned shall be referred to as a “Party” respectively, and shall be collectively referred to as the “Parties”.)

Whereas:

1.               Party A and Party B have concluded and executed an “Exclusive Technology and Consulting Service Agreement” in [     ] (hereinafter the “Service Agreement”);

2.               The Parties hereby intend to amend certain provisions of the Service Agreement;

3.               The wording used in this Agreement without particular definition shall be of the same meaning to the corresponding wording in the Service Agreement.

The Parties hereby have reached agreements as follows upon consultation:

1.               The provisions in Article 6 “Effectiveness and Term” of the Service Agreement shall all be terminated, and be amended and restated as follows:

“6. Effectiveness and Term

6.1 This Agreement is executed on the date first above written and shall take effect as of such date. Unless earlier terminated in accordance with the provisions of this Agreement, the term of this Agreement shall be until the time company has been dissolved in accordance with laws of China.

6.2 The term of this Agreement may extend upon written consent from Party A before expiration.”

2.               Other than the amendments hereinabove in this Agreement, other provisions in the Service Agreement shall remain effective to the Parties. This Agreement shall be an undividable part of the Service Agreement. This Agreement shall prevail if there is any inconsistency between the Service Agreement and this Agreement.

3.               Miscellaneous

(1)                                          This Agreement is executed on the date first above written and shall take effect as of such date, and shall become invalid until the date the Parties have fully performed their obligations under this Agreement respectively.

(2)                                          This Agreement is written in Chinese in two (2) copies, each of which shall have equal legal effect. Each party shall hold one copy respectively.

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IN WITNESS WHEREOF, the Parties have personally or caused their authorized representatives to execute this Agreement as of the date first above written.

Party A:	Beijing Bona New World Media Technology Co., Ltd. (Seal)
By:
Name:
Title:

Party B:	[Affiliated Consolidated Entity] (Seal)
By:
Name:
Title: